Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126270) of Micrus Endovascular Corporation of our report dated 6 December 2005, relating to the financial statements of Micrus Endovascular UK Limited (formerly Neurologic UK Limited), which appears in the Current Report on Form 8-K/A of Micrus Endovascular Corporation dated 6 December 2005.
/s/ PricewaterhouseCoopers LLP

Sheffield, United Kingdom
6 December, 2005